EXHIBIT 16.1

Cordovano and Honeck, LLP

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	Jackray Corporation
File No. 000-30807

We have read and agree with the comments in Item 4 of the Form 8-K of Jackray Corporation dated June 13, 2008.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado
June 25, 2008